Exhibit 99.1

Agile Extends Product Lifecycle Management Leadership

Through Acquisition of ProductFactory

Appoints Edward Fields to Senior Vice President of Marketing

San Jose, Calif.—April 2, 2003—Agile Software Corporation (Nasdaq: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced that it has completed the acquisition of ProductFactory, Inc., a product portfolio management company. The acquisition reinforces Agile’s investment and commitment to its Product Portfolio Management offering, Program ExecutionTM, giving customers accelerated time-to-market, reduced costs and improved quality across the product lifecycle. Agile also named ProductFactory’s CEO, Edward Fields, senior vice president of marketing.

“Program and portfolio management is one of the fastest growing categories in the PLM market because companies are focused on doing more with less. This acquisition builds upon our relationship with ProductFactory and accelerates the launch of Agile’s Program Execution,” said Jay Fulcher, president and COO, Agile. “ProductFactory shares Agile’s commitment to delivering measurable results, fast time-to-value and delighting customers. We’re pleased about this addition to our enterprise product lifecycle management solution and to our management team.”

Founded in 1999, ProductFactory has been helping companies do more with less by delivering phase-gate portfolio management solutions to the aerospace, automotive and high-tech industries. Agile licensed the ProductFactory solution in June 2002 to extend Agile’s PLM footprint from concept to end-of-life with a comprehensive expansion of Agile’s product record, quality and cost management solutions.

“The acquisition of ProductFactory further cements Agile’s leadership to deliver on its promise to customers—accelerated time-to-market, improved product profitability and quality across the product lifecycle,” said Dick Lefebvre, vice president of information technology and CIO, Metaldyne. “With the increasing demands we face, the Program Execution functionality provides us with a single environment in which to manage all key project data including timelines, deliverable documents, issues, and product change information. This acquisition clearly illustrates Agile’s commitment towards the development and expansion of its product line.”

“With manufacturers’ design and product chains extended across an increasingly diverse and globally dispersed group of stakeholders and suppliers, program and portfolio management capabilities have become a must-have for success,” said Tim Minahan, vice president of Aberdeen Group’s Supply Chain Research practice. “Considering the pre-existing relationship between Agile and ProductFactory, this acquisition should quickly deliver measurable results for existing Agile customers. The deal also reaffirms Agile’s commitment to providing solutions aimed at enhancing product innovation, reducing costs, and speeding processes across the complete product lifecycle.”

The appointment of Edward Fields to senior vice president of marketing reflects Agile’s ongoing commitment to strengthen its leadership team and increase market awareness for its PLM offering. Fields will lead Agile’s global product, industry and corporate marketing efforts. Prior to his role as founder and CEO of ProductFactory, Fields held senior management positions in marketing and strategic alliances at Workgroup Technology Corporation and The Learning Company. He has been involved in the engineering, product data management and product lifecycle management market for more than a decade adding a wealth of domain expertise to the management team. “With over 850 customers, Agile is a PLM industry leader with comprehensive solutions, customer satisfaction and enterprise class scalability,” said Edward Fields, senior vice president of marketing, Agile. “This is the perfect environment for the ProductFactory team to continue developing and delivering product portfolio management solutions. We’re excited about joining Agile and helping its customers get the most out of their product portfolio.”

Details of this transaction, which was completed on March 27, 2003, will not be released.

About Agile Software

Agile Software Corporation (Nasdaq: AGIL) helps companies drive profits, accelerate innovation, collaborate with partners, and leverage intellectual property throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, Time-to-Value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Dell Computer, Flextronics International, GE Medical, Hewlett Packard, Hitachi, Metaldyne, Boeing, Microsoft, Ballard Power Systems, and QUALCOMM are among the 850+ customers in the High Tech, Life Sciences, Automotive, Aerospace and Defense, Consumer Products, and Industrial Products industries that have realized high impact results through their use of Agile solutions. For more information, call 408-975-3900 or visit Agile at www.agile.com.

“Safe Harbor” Statement Under the 1995 Private Securities Litigation Reform Act:    This release includes forward-looking statements regarding Agile’s product offerings, the performance and capability of Agile’s products, the benefits derived by Agile’s customers from utilization of its products and Agile’s customer base. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those predicted in the forward-looking statements, and are based upon information available to Agile as of the release date. We assume no obligation to update any such statements. Factors that could cause actual results to differ include, but are not limited to, continued declining economic conditions that could affect the overall demand for our software and services resulting in decreased revenues or lower revenue growth; cutbacks, reductions and delays by customers in purchases of our software; lengthening sales cycle for our products and increased number of transactions closing at the end of our quarters; problems in performance of our newly released products and delays and difficulties in introducing competitive new products and upgrades of products; introduction of competing products or programs that perform as well as or better than our products or programs; unforeseen problems in our software that delays implementation or affects the performance of our products, inability of our products to deliver the return on investment or other benefits identified, unforeseen expenses in future quarters; and delays and difficulties in introducing competitive new products and upgrades of products. These and other risk factors and risks associated with our business are discussed in the Company’s quarterly and annual reports filed with the SEC.

Agile Software is a registered trademark and Agile, Product Collaboration, Product Cost Management, Product Service & Improvement, Program Execution, Agile Engineering and the Agile logo are trademarks of Agile Software Corporation in the U.S. and/or other countries. All other brand or product names are trademarks and registered trademarks of their respective holders.

Media Contact

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415-905-4006

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